UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House,	30 Pembroke Road,	Dublin 4,	Ireland	D04 Y0C2
(Address of principal executive offices)				(Zip Code)

+353	1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

1.
On February 20, 2020, Mr. Todd M. Bluedorn notified Craig Arnold, Chairman and Chief Executive Officer, of his intention not to stand for re-election to the Board of Directors at the upcoming Annual General Meeting of Shareholders. He expressed his full support of the Board and management of the Company and emphasized that the decision was based solely on time constraints and other board obligations.

2.
At a meeting held on February 25, 2020, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) established corporate performance criteria that will be used to determine the amount of 2020 incentive compensation awards under the Executive Incentive Compensation Plan (the “Plan”). Corporate performance criteria are tied to Adjusted Earnings Per Share and Cash Flow Return on Gross Capital metrics. In addition to these quantitative goals, the Committee may also consider other performance factors in determining final awards. These include, but are not limited to, performance versus profit plan goals, performance versus that reported for the Company’s peers, and progress toward the execution of the corporation’s growth strategies. The Plan participants consist of the Executive Officers of Eaton Corporation and approximately 2,800 other salaried employees. At the same meeting, the Committee established 2020 incentive target amounts. The individual incentive targets for the current executive officers who were named in the summary compensation table of the registrant’s 2019 Proxy Statement (the “Named Executive Officers”) range from 100% to 160%.

At the meeting, the Committee also established individual targets and approved grants for the Company’s long-term performance-based incentive program (“ESIP”) 2020-2022 Award Period. The 2020-2022 Award Period opportunities for the Named Executive Officers took the form of performance share units (“PSUs”) and grants at the target level range from 10,780 PSUs to 50,050 PSUs. The actual number of PSUs earned will depend upon the registrant’s total return to shareholders, assuming reinvestment of dividends (“TSR”), relative to that of a group of 20 peers approved by the Committee at the same meeting. Consistent with historical practices, participants can earn 0% to 200% of the target number of PSUs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date:	February 26, 2020	By:	/s/ Nigel Crawford
Nigel Crawford
Vice President and Secretary